LIST OF SUBSIDIARIES
Global Payments Inc. has the following subsidiaries and ownership interests.

NAME	JURISDICTION OF ORGANIZATION
Comercia Global Payments Entidad de Pago, S.L.	Spain (1)
Debitek, Inc.	Delaware
Digital Dining, LLC	Delaware
Dinerware, LLC	Delaware
DolEx Europe, S.L.	Spain
Educational Computer Systems, Inc.	Pennsylvania
Ematters Australia Pty Ltd.	Australia
Equifax Credit Services, LLC	Russian Federation
eWay Europe Limited	United Kingdom
eWay New Zealand Limited	New Zealand
eWay Payments Asia Pte, Ltd.	Singapore
eWay Payments Inc.	Delaware
eWay Payments North America Inc.	Canada
eWay Payments Pty Ltd.	Australia
Ezi Holdings, Pty. Ltd.	Australia
Ezi Management Pty Ltd.	Australia
Ezi Properties Pty Ltd.	Australia
Ezidebit (NZ) Limited	New Zealand
Ezidebit HK, Ltd.	Hong Kong
Ezidebit Pty Ltd.	Australia
Global Payment Holding Company	Delaware
Global Payment Systems Asia-Pacific (Malaysia) Sdn. Bhd.	Malaysia
Global Payment Systems LLC	Georgia
Global Payment Systems of Canada, Ltd.	Canada
Global Payments - Caixa Acquisition Corporation S.a.r.l.	Luxembourg (2)
Global Payments - Realex Holding Limited	Ireland
Global Payments - Servicos de Pagamentos S.A.	Brazil (3)
Global Payments Acquisition Corp. 1 B.V.	Netherlands
Global Payments Acquisition Corp. 2 B.V.	Netherlands
Global Payments Acquisition Corp. 3 B.V.	Netherlands
Global Payments Acquisition Corporation 2 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 2, LLC	Delaware
Global Payments Acquisition Corporation 3 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 3, LLC	Delaware
Global Payments Acquisition Corporation 4 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 6 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 7 S.á.r.l.	Luxembourg
Global Payments Acquisition Corporation 7, LLC	Delaware
Global Payments Acquisition Corporation HK Holding Limited	Hong Kong
Global Payments Acquisition PS 1 C.V.	Netherlands
Global Payments Acquisition PS 2 C.V.	Netherlands
Global Payments Acquisition PS1-Global Payments Direct S.e.n.c.	Luxembourg
Global Payments Asia Pacific (Singapore) Private Limited	Singapore
Global Payments Asia-Pacific (Hong Kong Holding) Limited	Hong Kong
Global Payments Asia-Pacific (Hong Kong) Limited	Hong Kong
Global Payments Asia-Pacific (Shanghai) Limited	People’s Republic of China

NAME	JURISDICTION OF ORGANIZATION
Global Payments Asia-Pacific (Singapore Holding) Private Limited	Singapore
Global Payments Asia-Pacific India Private Limited	India
Global Payments Asia-Pacific Lanka (Private) Limited	Sri Lanka
Global Payments Asia-Pacific Limited	Hong Kong
Global Payments Asia-Pacific Philippines Incorporated	Philippines (4)
Global Payments Asia-Pacific Processing Company Limited	Hong Kong
Global Payments Australia Pty 1 Ltd.	Australia
Global Payments Australia Pty 2 Ltd.	Australia
Global Payments Canada GP	Canada
Global Payments Canada Inc.	Canada
Global Payments Card Processing Malaysia Sdn. Bhd	Malaysia
Global Payments Check Recovery Services, Inc.	Georgia
Global Payments Check Services, Inc.	Illinois
Global Payments Direct, Inc.	New York
Global Payments Europe, s.r.o.	Czech Republic
Global Payments Gaming Canada, Inc.	Canada
Global Payments Gaming International, Inc.	Georgia
Global Payments Gaming Services, Inc.	Illinois
Global Payments Limited	Malta
Global Payments Process Centre Inc.	Philippines
Global Payments s.r.o.	Czech Republic (5)
Global Payments Singapore Private Limited	Singapore
Global Payments South America, Brasil-Servicos de Pagamentos S.A.	Brazil (6)
Global Payments UK 2 Ltd.	United Kingdom
Global Payments UK Ltd.	United Kingdom
GP Finance, Inc.	Delaware
GPA PS 3 C.V.	Netherlands
GPAP Macau Limited	Macau
GPC Financial Corporation	Canada
GPS Holding Limited Partnership	Georgia
GPUK LLP	United Kingdom
Greater Giving, Inc.	Delaware
Heartland Acquisition, LLC	Delaware
Heartland Commerce, Inc.	Delaware
Heartland Payment Solutions, Inc.	Delaware
Heartland Payment Systems, LLC	Delaware
Heartland Payroll Solutions, Inc.	Delaware
Merchant Services U.S.A., Inc.	North Carolina
Modular Data, Inc.	Delaware
NDC Holdings (UK) Ltd.	Georgia
NDPS Holdings, Inc.	Delaware
OpenEdge Payments LLC	Delaware
Pay and Shop Limited	Ireland
PayPros LLC	Delaware
Payroll 1, Inc.	Michigan
PCAmerica, LLC	Delaware
Peoplehub Pty Ltd.	Australia
Regalcroft Pty Ltd.	Australia

NAME	JURISDICTION OF ORGANIZATION
Sabrir Invest, S.L.U.	Spain
Secure Payment Solutions Pty Ltd.	Australia
Simple Business Technologies Pty Ltd.	Australia
Storman Holdings Pty Ltd.	Australia
Storman Software Limited	New Zealand
Storman Software Ltd.	United Kingdom
Storman Software Pty Ltd.	Australia
Storman Software, Inc.	California
TouchNet Information Systems, Inc.	Kansas
UCS Terminal Joint Stock Company	Russian Federation
United Card Service Joint-Stock Company	Russian Federation
Web Active Corporation Pty Ltd.	Australia
Xpient, LLC	Delaware

(1) Comercia Global Payments Entidad de Pago, S.L. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(2) Global Payments - Caixa Acquisition Corporation S.a.r.l. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(3) Global Payments - Servicos de Pagamentos S.A. has a shareholder unrelated to Global Payments Inc. which owns a 10% noncontrolling interest.
(4) Global Payments Asia-Pacific Philippines Incorporated has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(5) Global Payments s.r.o. has a shareholder unrelated to Global Payments Inc. which owns a 49% noncontrolling interest.
(6) Global Payments South America, Brasil-Servicos de Pagamentos S.A. has a shareholder unrelated to Global Payments Inc. which owns a 50% interest.